Exhibit 10.12

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is dated for reference purposes only, January 16, 2004, by and between 501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and RIVERBED TECHNOLOGY, INC., a Delaware corporation (“Tenant”), as successor in interest to NBT Technology, Inc. (“NBT”).

RECITALS:

A. Landlord and NBT entered in a written Office Lease dated January 23, 2003 (the “Original Lease”), for premises (the “Original Premises”) containing approximately 5,587 rentable square feet designated as Suite 410 of the building commonly known as 501 Second Street, San Francisco, California (the “Building”).

B. NBT changed its name to Riverbed Technology, Inc. pursuant to an amendment to its Articles of Incorporation filed with the Delaware Secretary of State on October 16, 2003.

C. Tenant desires to add to the Original Premises, on a month to month basis, certain office space on the 4th floor of the Building designated as Suite 415 and containing approximately 800 rentable square feet, as shown on Exhibit A attached hereto (the “Additional Space”), and to make certain other modifications to the Original Lease.

D. Landlord is willing to agree to such modifications upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Use of Defined Terms; Effective Date.

(a) Defined Terms. Unless otherwise defined herein, the capitalized words and terms used in this Amendment shall have the meanings ascribed to them in the Original Lease. The Original Lease, as amended by this Amendment, is sometimes referred to herein as the “Lease.”

(b) Effective Date. The “Effective Date” shall mean the date on which Landlord delivers possession of the Additional Space to Tenant.

2. Premises.

(a) Landlord hereby leases the Additional Space to Tenant, and Tenant hereby leases the Additional Space from Landlord, on all of the terms and conditions of the Original Lease, as modified by this Amendment. The parties agree that for all purposes under the Original Lease and this Amendment, the rentable area of the Additional Space shall conclusively be deemed to be 800 square feet. As of the

Effective Date, and so long as Tenant’s lease of the Additional Space shall remain in full force and effect or Tenant shall otherwise continue in possession of the Additional Space, and the term “Premises” as used in the Lease shall mean both the Original Premises and the Additional Space.

(b) Tenant acknowledges that it has had an opportunity to thoroughly inspect the Additional Space, and Tenant agrees to accept the Additional Space in its existing condition, “as is”, without any obligation of Landlord to repair, remodel, improve or alter the Additional Space, to perform any other construction or other work of improvement in the Additional Space, or to provide Tenant with any construction or refurbishing allowance. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Additional Space.

3. Lease Term. The Additional Space shall be leased to Tenant on a month to month basis, commencing on the Effective Date. The lease of the Additional Space shall be terminable by either party upon thirty (30) days’ written notice to the other party.

4. Operating Expenses and Real Property Taxes. Tenant shall not be obligated to pay Operating Expenses and Real Property Taxes with respect to the Additional Space.

5. Basic Rental. As of the Effective Date, Tenant shall commence paying Basic Monthly Rental to Landlord for the Additional Space in the amount of One Thousand Four Hundred Dollars ($1,400.00) per month, at the times and in the manner set forth in the Original Lease. The Basic Monthly Rental for any partial month shall be prorated.

6. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.

7. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.

8. Miscellaneous.

(a) Except as modified by this Amendment, all of the terms, conditions and provisions of the Original Lease shall remain in full force and effect and are hereby ratified and confirmed.

(b) To the extent the terms of the Original Lease and this Amendment are inconsistent, the terms of this Amendment shall control.

(c) The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Original Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Original Lease unless and until it has been executed and delivered by both Landlord and Tenant. Tenant has full power and authority to enter into this Amendment; the execution, delivery and performance of this Amendment by Tenant have been duly and validly authorized by all necessary action on the part of Tenant and all required consents and approvals have been duly obtained; and the person or persons executing this Amendment on behalf of Tenant are authorized to do so.

(d) This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. There are no oral agreements between Landlord and Tenant affecting the Original Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Original Lease as amended hereby. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

IN WITNESS WHEREOF, the parties have caused this First Amendment of Lease to be executed as of the date first above written.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P., a Delaware limited partnership Member

	By:	501 Second Street Management, LLC, a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC, a Delaware limited liability company Managing Member

			By:	/s/ Paul Stein

			Name:	Paul Stein

			Title:	Member

TENANT:

RIVERBED TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Jerry M. Kennelly

Name:	Jerry M. Kennelly

Title:	President

EXHIBIT A

ADDITIONAL SPACE